                                                                    EXHIBIT 10.1

================================================================================


                 SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                        -------------------------------



                             TIDE WEST OIL COMPANY


                                      and


                                  UNION BANK

                                   as Agent


                     AND THE BANKS NAMED HEREIN AS LENDERS


                        -------------------------------








                                 June 15, 1995



================================================================================

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----

CREDIT AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I - Definitions and References . . . . . . . . . . . . . . . . .  1
            --------------------------
  Section 1.1.  Defined Terms. . . . . . . . . . . . . . . . . . . . . .  1
  Section 1.2.  Exhibits and Schedules; Additional Definitions . . . . . 14
  Section 1.3.  Amendment of Defined Instruments . . . . . . . . . . . . 14
  Section 1.4.  References and Titles. . . . . . . . . . . . . . . . . . 14
  Section 1.5.  Calculations and Determinations. . . . . . . . . . . . . 15

ARTICLE II - The Loans . . . . . . . . . . . . . . . . . . . . . . . . . 15
             ---------
  Section 2.1.  Advances . . . . . . . . . . . . . . . . . . . . . . . . 15
  Section 2.2.  Requests for Advances. . . . . . . . . . . . . . . . . . 16
  Section 2.3.  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . 17
  Section 2.4.  Extension of Commitment Period . . . . . . . . . . . . . 17
  Section 2.5.  Conversion . . . . . . . . . . . . . . . . . . . . . . . 17
  Section 2.6.  Rate Elections . . . . . . . . . . . . . . . . . . . . . 18
  Section 2.7.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . 19
  Section 2.8.  Optional Prepayments . . . . . . . . . . . . . . . . . . 19
  Section 2.9.  Mandatory Prepayments. . . . . . . . . . . . . . . . . . 20
  Section 2.10. Payments to Lenders. . . . . . . . . . . . . . . . . . . 21
  Section 2.11. Lending Offices. . . . . . . . . . . . . . . . . . . . . 22
  Section 2.12. Initial Borrowing Base . . . . . . . . . . . . . . . . . 22
  Section 2.13. Subsequent Determinations of Borrowing Base. . . . . . . 22
  Section 2.14. Borrower's Reduction of Borrowing Base . . . . . . . . . 23
  Section 2.15. Capital Reimbursement. . . . . . . . . . . . . . . . . . 23
  Section 2.16. Increased Cost of Fixed Rate Portions. . . . . . . . . . 23
  Section 2.17. Availability . . . . . . . . . . . . . . . . . . . . . . 24
  Section 2.18. Funding Losses . . . . . . . . . . . . . . . . . . . . . 25
  Section 2.19. Reimbursable Taxes . . . . . . . . . . . . . . . . . . . 25

ARTICLE IIA  - The Letters of Credit . . . . . . . . . . . . . . . . . . 26
               ---------------------
  Section 2A.1. Letters of Credit. . . . . . . . . . . . . . . . . . . . 26
  Section 2A.2. Requesting Letters of Credit . . . . . . . . . . . . . . 27
  Section 2A.3. Participation by Lenders . . . . . . . . . . . . . . . . 28
  Section 2A.4. Reimbursement. . . . . . . . . . . . . . . . . . . . . . 28
  Section 2A.5. Acceleration of LC Obligations . . . . . . . . . . . . . 29
  Section 2A.6. Investment of LC Collateral. . . . . . . . . . . . . . . 30
  Section 2A.7. Payment of Accelerated LC Obligations. . . . . . . . . . 30
  Section 2A.8. Letter of Credit Reports . . . . . . . . . . . . . . . . 30

ARTICLE III - Conditions Precedent to Lending. . . . . . . . . . . . . . 31
              -------------------------------
  Section 3.1.  Documents to be Delivered. . . . . . . . . . . . . . . . 31
  Section 3.2.  Additional Conditions Precedent. . . . . . . . . . . . . 32

  Section 3.3.  Security Documents and Title Opinions. . . . . . . . . . . . 32

ARTICLE IV - Representations and Warranties. . . . . . . . . . . . . . . . . 33
             ------------------------------
  Section 4.1.  Borrower's Representations and Warranties. . . . . . . . . . 33
  Section 4.2.  Representation by Lenders. . . . . . . . . . . . . . . . . . 39

ARTICLE V - Covenants of Borrower. . . . . . . . . . . . . . . . . . . . . . 39
            ---------------------
  Section 5.1.  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . 39
  Section 5.2.  Negative Covenants . . . . . . . . . . . . . . . . . . . . . 47

ARTICLE VI - Security. . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
             --------
  Section 6.1.  The Security . . . . . . . . . . . . . . . . . . . . . . . . 51
  Section 6.2.  Agreement to Deliver Security Documents. . . . . . . . . . . 51
  Section 6.3.  Perfection and Protection of Security Interests and Liens. . 51
  Section 6.4.  Bank Accounts; Offset. . . . . . . . . . . . . . . . . . . . 51
  Section 6.5.  Production Proceeds. . . . . . . . . . . . . . . . . . . . . 52

ARTICLE VII - Events of Default and Remedies . . . . . . . . . . . . . . . . 52
              ------------------------------
  Section 7.1.  Events of Default. . . . . . . . . . . . . . . . . . . . . . 52
  Section 7.2.  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . 55
  Section 7.3.  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . 55

ARTICLE VIII - Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
               -----
  Section 8.1.  Appointment and Authority. . . . . . . . . . . . . . . . . . 56
  Section 8.2.  Exculpation, Agent's Reliance, Etc.. . . . . . . . . . . . . 56
  Section 8.3.  Lenders' Credit Decisions. . . . . . . . . . . . . . . . . . 57
  Section 8.4.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . 57
  Section 8.5.  Rights as Lender . . . . . . . . . . . . . . . . . . . . . . 58
  Section 8.6.  Sharing of Set-Offs and Other Payments . . . . . . . . . . . 58
  Section 8.7.  Investments. . . . . . . . . . . . . . . . . . . . . . . . . 59
  Section 8.8.  Benefit of Article VIII. . . . . . . . . . . . . . . . . . . 59
  Section 8.9.  Resignation. . . . . . . . . . . . . . . . . . . . . . . . . 59
  Section 8.10. Withholding and Withholding Certificates . . . . . . . . . . 59

ARTICLE IX - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . 60
             -------------
  Section 9.1.  Waivers and Amendments; Acknowledgements . . . . . . . . . . 60
  Section 9.2.  Survival of Agreements; Cumulative Nature. . . . . . . . . . 62
  Section 9.3.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 62
  Section 9.4.  Joint and Several Liability; Parties in Interest . . . . . . 63
  Section 9.5.  Governing Law; Submission to Process . . . . . . . . . . . . 64
  Section 9.6.  Limitation on Interest . . . . . . . . . . . . . . . . . . . 65
  Section 9.7.  Termination; Limited Survival. . . . . . . . . . . . . . . . 66
  Section 9.8.  Severability . . . . . . . . . . . . . . . . . . . . . . . . 66
  Section 9.9.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 66
  SECTION 9.10. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. . . . . . . . . 67
  Section 9.11. Restatement of Original Agreement. . . . . . . . . . . . . . 67

SCHEDULE 1 - Disclosure Schedule (not included)
SCHEDULE 2 - Security Schedule (not included)
SCHEDULE 3 - Existing Liens(not included)
SCHEDULE 4 - Contracts (not included)
SCHEDULE 5 - Properties to be Mortgaged (not included)

EXHIBIT A  - Form of Note
EXHIBIT B  - Request for Advance (not included)
EXHIBIT C  - Rate Election (not included)
EXHIBIT D  - Certificate Accompanying Financial Statements (not included)
EXHIBIT E   - Form of LC Application (not included)
EXHIBIT F-1 - Opinion of Conner & Winters (not included)
EXHIBIT F-2 - Opinion of Caton & Cathey (not included)
EXHIBIT G   - Insurance Certificate (not included)
EXHIBIT H-1 - Assignment and Acceptance (not included)
EXHIBIT H-2 - Agreement to be Bound (not included)

               SECOND AMENDED AND RESTATED CREDIT AGREEMENT
               --------------------------------------------


     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is made as of June 15, 1995, by and among Tide West Oil Company, a Delaware corporation (herein called "Borrower"), Union Bank (herein called "Agent") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:



ARTICLE I - Definitions and References
            --------------------------

     Section 1.1.  Defined Terms.  As used in this Agreement, each of the
                   -------------
following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

     "Advance" has the meaning given it in Section 2.1.
      -------

     "Affiliate" means, as to any Person, each other Person that directly or
      ---------
indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

          (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

          (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agent" means Union Bank, as Agent hereunder, and its successors in such
      -----
capacity.

     "Agreement" means this Second Amended and Restated Credit Agreement.
      ---------

     "Base Rate" means the per annum rate of interest equal to the sum of (a)
      ---------
the variable rate of interest per annum established from time to time by Agent as its "reference rate" (which rate of interest may not be the lowest rate charged on similar loans), plus (b) prior to the Conversion, zero for each day on which the Borrowing Base Ratio is less than 60%, or one quarter of one percent (.25%) for each day on which the Borrowing

Base Ratio is equal to or greater than 60% or (c) for each day after the Conversion, one quarter of one percent (.25%). The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Base Rate Portion" means that portion of the unpaid principal balance
      -----------------
of the Loan which is not made up of Fixed Rate Portions.

     "Borrower" means Tide West Oil Company, a Delaware corporation.
      --------

     "Borrowing Base" means, at the particular time in question, either the
      --------------
amount provided for in Section 2.12 or the amount determined by Agent in accordance with the provisions of Section 2.13, as reduced by Borrower pursuant to Section 2.14.

     "Borrowing Base Ratio" means the percentage determined on a daily basis
      --------------------
by dividing (a) the unpaid aggregate principal amount of the Loans at the end of such day by (b) the Borrowing Base at the end of such day.

     "Business Day" means a day, other than a Saturday or Sunday, on which
      ------------
commercial banks are open for business with the public in Dallas, Texas and Los Angeles, California. Any Business Day in any way relating to Fixed Rate Portions (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

     "Cash Flow" means, for any period, revenues from operations in the
      ---------
ordinary course of business of Borrower during such period less (without duplication) each of the following actually incurred by Borrower during such period: direct operating expenses, general and administrative expenses, production or severance taxes, landowner royalties on oil and gas leases, required principal payments (including payment provided under Section 2.5 or 2.9 of this Agreement or under the Note) and interest payments under the Loan Documents, and all workover, drilling, completion and development costs for new or existing wells.

     "Collateral" means all property of any kind which is subject to a Lien
      ----------
in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "Commitment Fee Rate" means (a) three-eighths of one percent (.375%) per
      -------------------
annum for each day on which the Borrowing Base Ratio is less than 50%, and (b) one-quarter of one percent (.25%) per annum for each day on which the Borrowing Base Ratio is equal to or greater than 50%.

     "Commitment Period" means the period from and including the date hereof
      -----------------
until and including October 31, 1996 (or, if earlier, the day on which the Notes first become due and payable in full); provided that Lenders may, at their sole discretion, extend the Commitment Period as set forth in Section 2.4.

     "Consolidated" refers to the consolidation of any Person, in accordance
      ------------
with GAAP, with its properly consolidated Subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated Subsidiaries.

     "Contested Claim" means any Tax, Debt or other claim or liability, (i)
      ---------------
the validity or amount of which is being contested by appropriate proceedings,
(ii) for which adequate reserves, as required by GAAP, have been established and (iii) with respect to which any right to execute upon or sell any assets of Borrower has not matured or has been and continues to be effectively enjoined, superseded or stayed.

     "Conversion" has the meaning given it in Section 2.5.
      ----------

     "Debt" means, as to any Person, all indebtedness, liabilities and
      ----
obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "Default" means any Event of Default and any default, event or condition
      -------
which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

     "Determination Date" has the meaning given it in Section 2.13.
      ------------------

     "Disclosure Report" means either a notice given by Borrower under
      -----------------
Section 5.1(d) or a certificate given by Borrower's chief financial officer under Section 5.1(b)(ii).

     "Disclosure Schedule" means Schedule 1 hereto.
      -------------------

     "Engineering Report" means the Initial Engineering Report and each
      ------------------
engineering report delivered pursuant to Sections 5.1(b)(iv) and (v).

     "Environmental Laws" means any and all federal, state, local and foreign
      ------------------
Laws, grants, franchises, licenses, or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, together with all rules and regulations promulgated with respect thereto.

     "ERISA Plan" means any employee pension benefit plan subject to Title IV
      ----------
of ERISA maintained by any Related Person or any Affiliate thereof with respect to which any Related Person has a fixed or contingent liability.

     "Eurodollar Rate" means, with respect to each particular Fixed Rate
      ---------------
Portion within a Tranche and with respect to the related Interest Period, the rate of interest per annum determined by Agent in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to Agent at approximately 11:00 a.m. Dallas, Texas time two Business Days prior to the first day of such Interest Period (by prime banks in the interbank eurocurrency market which have been selected by Agent in accordance with its customary general practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the amount of Agent's Fixed Rate Portion within such Tranche and for a period of time equal or comparable to the length of such Interest Period. The Eurodollar Rate determined by Agent with respect to a particular Fixed Rate Portion shall be fixed at such rate for the duration of the associated Interest Period. If Agent is unable so to determine the Eurodollar Rate for any Fixed Rate Portion, Borrower shall be deemed not to have elected such Fixed Rate Portion.

     "Evaluation Date" means each of the following:
      ---------------

          (a) Each date which either Borrower or Majority Lenders, at their respective options, specifies as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last date of a current calendar month and that Lenders shall not be entitled to request any such redetermination more than once during any Fiscal Year; and

          (b)  June 1 and December 1 of each year, beginning December 1,
     1995.

     "Event of Default" has the meaning given it in Section 7.1.
      ----------------

     "Federal Funds Rate" means, for any day, the rate per annum (rounded
      ------------------
upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Agent on such day on such transactions as determined by Agent.

     "Fiscal Quarter" means a three-month period ending on March 31, June 30,
      --------------
September 30 or December 31 of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any
      -----------
year.

     "Fixed Rate" means, with respect to each particular Fixed Rate Portion
      ----------
and the associated Eurodollar Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

     Fixed Rate =

     Eurodollar Rate             + A
     ---------------------------
     100.0% - Reserve Percentage

where A means (a) for each day prior to the Conversion, one and one-quarter percent (1.25%) for each day on which the Borrowing Base Ratio is less than 60%, and one and seven-eighths percent (1.875%) for each day on which the Borrowing Base Ratio is equal to or greater than 60%, and (b) for each day after the Conversion, one and seven-eighths percent (1.875%). The Fixed Rate for any Fixed Rate Portion shall change whenever A changes, but if the Reserve Percentage changes during the Interest Period for a Fixed Rate Portion, Agent may, at its option, either change the Fixed Rate for such Fixed Rate Portion or leave it unchanged for the duration of such Interest Period. The Fixed Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Fixed Rate Portion" means any portion of the unpaid principal balance
      ------------------
of a Loan which Borrower designates as such in a Rate Election.

     "Funded Debt" means, as of any date, the sum of the following (without
      -----------
duplication): (i) the aggregate of all Debt for borrowed money of the Related Persons as of such date, other than current liabilities, (ii) all Debt which would be classified as "funded indebtedness" or "long-term indebtedness" (or other similar classification) on a Consolidated balance sheet of Borrower prepared as of the date, (iii) all Debt, whether secured or unsecured, of the Related Persons, having a final maturity (or which is renewable or extendable at the option of the obligor for a period ending) more than one year after the date of creation thereof, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity or sinking fund payments, or otherwise) are required to be made by the obligor less than one year after the date of the creation, (iv) the aggregate of all Debt of the Related Persons outstanding under any revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof over a period of more than one year, notwithstanding the fact that any such Debt is created within one year of the expiration of such agreement, (v) the present value (discounted at the implicit rate, if known, or 10% per annum otherwise) of all obligations in respect of capital leases of the Related Persons and (vi) all LC Obligations.

     "GAAP" means those generally accepted accounting principles and
      ----
practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated Subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated Subsidiaries.

     "Guaranty" of any Person means any contract, agreement or understanding
      --------
of such Person pursuant to which such Person guarantees, or in effect guarantees, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation:

          (a) agreements to purchase such Debt or any property constituting security therefor;

          (b) agreements to advance or supply funds (i) for the purchase or payment of such Debt, or (ii) to maintain working capital, equity capital or other balance sheet conditions;

          (c) agreements to purchase property, securities or services primarily for the purpose of assuring the holder of such Debt of the ability of the primary obligor to make payment of the Debt;

          (d) letters or agreements commonly known as "comfort" or "keepwell" letters or agreements; or

          (e) any other agreements to assure the holder of the Debt of the primary obligor against loss in respect thereof; except that "Guaranty" shall not include the endorsement by Borrower in the ordinary course of business of negotiable instruments or documents for deposit or collection.

     "Hazardous Materials" means any substances regulated under any
      -------------------
Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "Hedging Contract" means any futures transaction, swap agreement, cap,
      ----------------
floor, collar, exchange transaction, forward agreement or other exchange or protections agreements, whether relating to Hydrocarbons, interest rates, currencies or other commodity, price or index, or any option with respect to any such transaction now or hereafter entered into by Borrower.

     "Highest Lawful Rate" means, with respect to each Lender, the maximum
      -------------------
nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

     "Horizon" means Horizon Gas Partners, L.P., a Delaware limited
      -------
partnership.

     "Hydrocarbons" means crude oil, natural gas or other hydrocarbons.
      ------------

     "Hydrocarbon Exposure" means the amount of loss or cost to Borrower, if
      --------------------
any, at any time, calculated by the Borrower in good faith based upon a broker's market quotation, and approved by Agent and the Majority Lenders, necessary to liquidate Borrower's present and future net obligations and liabilities under a particular Hedging Contract in existence at such time relating to Hydrocarbons.

     "Initial Engineering Report" means the engineering report concerning oil
      --------------------------
and gas properties of Borrower dated December 31, 1994, prepared by Netherland, Sewell & Associates as of December 31, 1994, and the internal engineering report prepared by Borrower as of December 31, 1994.

     "Initial Financial Statements" means (i) the audited annual Consolidated
      ----------------------------
financial statements of Borrower dated as of December 31, 1994, and (ii) the unaudited quarterly Consolidated financial statements of Borrower dated as of March 31, 1995.

     "Interest Period" means, with respect to each particular Fixed Rate
      ---------------
Portion of a Loan, a period of 1, 2, 3 or 6 months, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which the associated Note is due and payable in full.

     "Late Payment Rate" means, at the time in question, four percent (4.0%)
      -----------------
per annum plus the Base Rate then in effect; provided that, with respect to any Fixed Rate Portion with an Interest Period extending beyond the date such Fixed Rate Portion becomes due and payable, "Late Payment Rate" shall mean four percent (4.0%) per annum plus the related Fixed Rate. The Late Payment Rate shall in no event, however, exceed the Highest Lawful Rate.

     "Laws" means all applicable statutes, laws, ordinances, regulations,
      ----
orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal; and "Law" means each of the foregoing.
                                        ---

     "LC Application" means any application for a letter of credit hereafter
      --------------
made by Borrower to Agent.

     "LC Collateral" has the meaning given it in Sections 2.9(b) and 2A.5.
      -------------

     "LC Obligations" means, at the time in question, the sum of the Matured
      --------------
LC Obligations plus the aggregate amounts which Agent might be called upon to advance under all then outstanding Letters of Credit.

     "Lenders" means each signatory hereto (other than Borrower), including
      -------
Union Bank in its capacity as a lender hereunder rather than as Agent, and the successors of each as holder of a Note.

     "Letters of Credit" means any letter of credit issued by Agent at the
      -----------------
application of Borrower.

     "Lien" means, with respect to any property or assets, any right or
      ----
interest therein of a creditor to secure Debt owed to him or any other arrangement with such creditor which provides for the payment of such Debt out of such property or assets or which allows him to have such Debt satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by

Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

     "Loan" has the meaning given it in Section 2.1.
      ----

     "Loan Documents" means this Agreement, the Notes, the Security
      --------------
Documents, the LC Applications, the Letters of Credit, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

     "Majority Lenders" means, at any time, Agent and one or more other
      ----------------
Lenders whose aggregate Percentage shares equal or exceed seventy-five percent (75%).

     "Matured LC Obligations" means all amounts paid by Agent on drafts or
      ----------------------
demands for payment drawn or made under or purported to be under any Letter of Credit (or under or in connection with any LC Application) which have not been repaid to Agent (with the proceeds of an Advance or otherwise).

     "Note" means each "Note" as defined in Section 2.1, all renewals and
      ----
extensions thereof and replacements or substitutions therefor.

     "Obligations" means all Debt from time to time owing by any of the
      -----------
Related Persons to Agent or any Lender under or pursuant to any of the Loan Documents. "Obligation" means any part of the Obligations.
             ----------

     "Original Agreement" means that certain Amended and Restated Credit
      ------------------
Agreement dated as of September 1, 1992, among Borrower, Agent, and Union Bank, Colorado National Bank and Den Norske Bank AS, as Lenders, as heretofore modified, amended, supplemented, or restated.

     "Percentage Share" means, with respect to any Lender (a) when used in
      ----------------
Sections 2.1 or 2.6, in any Request for Advance or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the signature pages of this Agreement, and (b) when used otherwise, the percentage equal to the unpaid principal balance of such Lender's Loan at the time in question divided by the aggregate unpaid principal balance of all Loans at such time.

     "Permitted Distribution" means (a) Dividends from any Related Person to
      ----------------------
Borrower or other Related Person, and (b) in any Fiscal Quarter, any cash Dividends to the stockholders of Borrower that, in the aggregate, do not exceed (i) prior to the Conversion, thirty percent (30%) of Cash Flow for the prior Fiscal Quarter, and (ii) after the Conversion, seventy percent (70%) of Cash Flow for the prior Fiscal Quarter. As used in the foregoing definition "Dividends" means, in respect of any corporation, cash distributions or any
 ---------
other distributions on, or in respect of, any class of capital stock of such corporation, except for the contributions made solely in shares of stock of the same class.

     "Permitted Investments" means investments:
      ---------------------

          (a) in open market commercial paper, maturing within 90 days after acquisition thereof, which has the highest credit rating given by two or more Rating Agencies.

          (b) in marketable obligations, maturing within 90 days after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

          (c) in demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $250,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency.

          (d) in any other Related Person (i) which is such on the date of this Agreement or (ii) which becomes such after the date of this Agreement, so long as the aggregate amount paid, contributed, lent, or otherwise invested in all such Related Persons after the date of this Agreement does not exceed $2,500,000.

          (e) money market funds acceptable to Agent in its sole and absolute discretion.

          (f) in Horizon provided that the aggregate amount paid, contributed, lent, or otherwise invested in Horizon during any period of two consecutive Fiscal Quarters occurring between two Determination Dates does not exceed $2,000,000, and provided further that no Default or Event of Default is continuing at the time of each such investment or would exist after giving effect thereto.

          (g) by Borrower in Hedging Contracts, provided that such Hedging Contract is permitted by Section 5.2(k) and that no Default or Event of Default is continuing at the time of such investment or would exist after giving effect thereto.

          (h) by Borrower in any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization, so long as (i) the beneficial ownership interest of Borrower in such Person does not exceed five percent (5%) of the outstanding voting securities of such Person, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors or managing general partners of such Person), (ii) the aggregate amount invested in all such Persons after the date of this Agreement does not exceed $5,000,000, and (iii) no Event of Default or Default is continuing at the time of such investment or would exist after giving effect thereto.

As used in the foregoing definition (and elsewhere herein), "Rating Agency"
                                                             -------------
means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

     "Permitted Liens" means: (i) Liens granted to Agent to secure the
      ---------------
Obligations, (ii) Liens described on Schedule 3 and renewals and extensions thereof so long as the Debt secured thereby and the interest rate payable thereon is not increased or the maturity shortened, (iii) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (iv) Liens imposed by mandatory provisions of Law such as carrier's, materialmen's, mechanics', warehousemen's, landlord's and other like Liens arising in the ordinary course of business, securing Debt not yet due or which qualifies as a Contested Claim, (v) Liens for Taxes, if the same are not yet due and payable or qualify as a Contested Claim,
(vi) Liens arising in the ordinary course of business from pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and deposits to secure the payment of Taxes, (vii) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended, and none of which are violated by existing or proposed structures or land use, and (viii) Liens arising under operating agreements governing operation of the oil and gas leases and fee properties owned by Borrower.

     "Person" means an individual, corporation, partnership, limited
      ------
liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

     "Prohibited Lien" means any Lien not expressly allowed under Section
      ---------------
5.2(b).

     "Rate Election" has the meaning given it in Section 2.6.
      -------------

     "Regulation D" means Regulation D of the Board of Governors of the
      ------------
Federal Reserve System as from time to time in effect.

     "Related Person" means any of Borrower and each present and future
      --------------
Subsidiary of Borrower, except Horizon.

     "Request for Advance" means a written request made by Borrower which
      -------------------
meets the requirements of Section 2.2.

     "Reserve Percentage" means, on any day with respect to each particular
      ------------------
Fixed Rate Portion in a Tranche, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply to Agent under Regulation D with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D) equal in amount to Agent's Fixed Rate Portion in such Tranche, were Agent to have any such "Eurocurrency liabilities". If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

     "Restricted Debt" of any Person means Debt in any of the following
      ---------------
categories:

          (a)  Debt for borrowed money,

          (b) Debt constituting an obligation to pay the deferred purchase price of property,

          (c) Debt evidenced by a bond, debenture, note or similar instrument,

          (d) Debt which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for Taxes and reserves for contingent obligations),

          (e)  Debt arising under Hedging Contracts,

          (f) Debt constituting principal under leases capitalized in accordance with GAAP,

          (g) Debt arising under conditional sales or other title retention agreements,

          (h)  Debt owing under any Guaranty,

          (i) Debt (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Debt arises out of or in connection with the sale of the same or similar securities or property,

          (j) Debt with respect to letters of credit or applications or reimbursement agreements therefor,

          (k) Debt with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or
     --

          (l) Debt with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Restricted Debt" of any Person shall not include Debt that was incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business.

     "Security Documents" means the instruments listed in the Security
      ------------------
Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Related Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Related Person's other duties and obligations under the Loan Documents.

     "Security Schedule" means Schedule 2 hereto.
      -----------------

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

     "Taxes" means all taxes, assessments, fees, levies, imposts, duties,
      -----
penalties, deductions, withholdings or other charges of any nature whatsoever from time to time or at any time imposed by any Law or any Tribunal.

     "Termination Event" means (a) the occurrence with respect to any ERISA
      -----------------
Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any Related Person or of any Affiliate of any Related Person from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit

Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

     "Tranche" has the meaning given it in Section 2.6.
      -------

     "Tribunal" means any government, and arbitration panel, and court or any
      --------
governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

     Section 1.2.  Exhibits and Schedules; Additional Definitions.  All
                   ----------------------------------------------
Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

     Section 1.3.  Amendment of Defined Instruments.  Unless the context
                   --------------------------------
otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

     Section 1.4.  References and Titles.  All references in this Agreement
                   ---------------------
to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

     Section 1.5.  Calculations and Determinations.  All calculations under
                   -------------------------------
the Loan Documents of fees and of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by Agent or a Lender of amounts to be paid under Sections 2.15 through 2.19 or any other matters which are to be determined hereunder by Agent or a Lender (such as any Eurodollar Rate, Fixed Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to Agent or any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.


ARTICLE II - The Loans
             ---------

     Section 2.1.  Advances.  Subject to the terms and conditions hereof,
                   --------
each Lender agrees to make advances to Borrower (herein called such Lender's "Advances") upon request from time to time during the Commitment Period so long as (a) each Advance by such Lender does not exceed such Lender's
Percentage Share of the aggregate amount of Advances then requested from all Lenders, and (b) the aggregate amount of such Lender's Advances outstanding plus such Lender's LC Obligations plus such Lender's Percentage Share of Borrower's Hydrocarbon Exposure in respect of Hedging Contracts described in
Section 5.2(k)(ii) at any time does not exceed such Lender's Percentage Share of the Borrowing Base determined as of the date on which the requested Advance is to be made. The aggregate amount of all Advances requested of all Lenders in any Request for Advance must be greater than or equal to $100,000 or must equal the unadvanced portion of the Borrowing Base. It is expressly understood that Lenders' commitment to advance funds hereunder is determined only by reference to the Borrowing Base from time to time in effect, and the aggregate face amount of the Notes and the amount specified in the Security Documents are specified at a greater amount only for the convenience of the parties to avoid the necessity of preparing and recording supplements to the Security Documents. The obligation of Borrower to repay to each Lender the aggregate amount of all Advances made by such Lender (herein called such Lender's "Loan"), together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Advances theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

     Section 2.2.  Requests for Advances.  Borrower must give to Agent of any
                   ---------------------
requested Advance as follows, after which Agent shall give each Lender prompt notice thereof:

          (a) if all of such Advance is designated as a Base Rate Portion, by 11:00 a.m., Dallas, Texas time, on the date such Advance is requested to be made;

          (b) if any part of such Advance is designated by Borrower as a Fixed Rate Portion, by 11:00 a.m., Dallas, Texas time, on the second Business Day preceding the date such Advance is requested to be made.

Each such written request or confirmation must be made in the form and substance of the "Request for Advance" attached hereto as Exhibit B, duly completed. Agent shall give prompt notice to each Lender of any Request for Advance received by Agent. If all conditions precedent to such Advances have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Los Angeles, California the amount of such Lender's Advance in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Advances have been neither met nor waived as provided herein, Agent shall promptly make the Advances available to Borrower. Each Request for Advance shall be irrevocable and binding on Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's Advance, Agent may in its discretion assume that such Lender has made such Advance available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Advance available to Borrower. If and to the extent such Lender shall not so make its Advance available to Agent, such Lender and Borrower severally agree to pay or repay to Agent on demand the amount of such Advance together with interest thereon, at the interest rate applicable at the time to the other Advances made on such date. The failure of any Lender to make any Advance to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Advance, but no Lender shall be responsible for the failure of any other Lender to make any Advance to be made by such other Lender.

     Section 2.3.  Use of Proceeds.  Borrower shall use all funds from
                   ---------------
Advances to finance the acquisition and development of oil and gas properties, for working capital purposes, Permitted Investments and any other purpose in connection with or incidental to its present businesses and operations. In no event shall the funds from any Advance or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U, G, T or X promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities, except as expressly provided herein. Borrower represents and warrants to Lender that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

     Section 2.4.  Extension of Commitment Period.  Not more than ninety (90)
                   ------------------------------
days and not less than thirty (30) days prior to each Determination Date, Borrower may request that Lenders extend the Commitment Period. Lenders may, in their sole discretion, elect to grant any such request and extension, in which event (i) the terms and conditions of this Agreement will apply during any such extension period, (ii) upon request by Agent, Borrower will execute and deliver renewal Notes to Lenders and (iii) Borrower will execute and deliver such additional documents as Agent may deem necessary to continue the perfection of the Liens covering the Collateral. In the event any Lender determines not to grant any such extension, Agent shall promptly so notify Borrower.

     Section 2.5.  Conversion.  At the end of the Commitment Period, the
                   ----------
Loans shall be converted into term loans upon the terms and conditions set
forth in this Section 2.5 (the "Conversion").   Upon Conversion, Borrower
shall pay to Agent an amount equal to the sum of (i) the amount, if any, by which the aggregate principal balance of the Loans is in excess of the Borrowing Base then in effect, plus (ii) all accrued but unpaid interest. The Conversion shall be evidenced by a term note (herein called a "Term Note") made by Borrower to the order of each Lender dated as of the date of the Conversion, which Term

Note shall (i) be dated as of the date of the Conversion, (ii) be in the principal amount of the outstanding principal balance of such Lender's Loan at the time of the Conversion and (iii) bear interest as set forth herein and therein. Upon (i) the Conversion, the Term Notes shall be repaid on a three (3) year amortization schedule (or such longer schedule as Lenders, in their sole discretion, may permit based upon Lenders' evaluation of the Collateral at the time of Conversion) or (ii) a conversion of the Loans into term loans pursuant to Section 2.9(a), the amortization schedule for the Term Notes shall be determined by Lenders in their sole discretion based upon Lenders' evaluation of the Collateral at the time of Conversion, provided that the amortization schedule will not be longer than three (3) years from the date of such conversion.

     Section 2.6.  Rate Elections.  Borrower may from time to time designate
                   --------------
all or any portions of the Loans (including any yet to be made Advances which are to be made prior to or at the beginning of the designated Interest Period but excluding any portions of the Loans which are required to be repaid prior to the end of the designated Interest Period) as a "Tranche", which term refers to a set of Fixed Rate Portions with identical Interest Periods and with each Lender participating in such Tranche in accordance with its Percentage Share. Without the consent of Majority Lenders, Borrower may make no such election during the continuance of a Default, and Borrower may make such an election with respect to already existing Fixed Rate Portions only if such election will take effect at or after the termination of the Interest Period applicable thereto. Each election by Borrower of a Tranche shall:

          (a) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit C, duly completed;

          (b) Specify the aggregate amount of the Loans which Borrower desires to designate as such Tranche, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

          (c) Be received by Agent not later than 11:00 a.m., Dallas, Texas time, on the second Business Day preceding the first day of the specified Interest Period.

Promptly after receiving any such election (herein called a "Rate Election") which meets the requirements of this section, Agent shall notify each Lender thereof. Each Rate Election shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in
Section 1.1, and the aggregate amount of the Tranche elected in any Rate Election must be $100,000 or a higher integral multiple of $100,000. Upon the termination of each Interest Period the portion of each Loan within the related Tranche shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion of such Loan and become subject to all provisions of the Loan Documents governing such Base Rate Portion. Borrower shall have no more than four Tranches in effect at any time.

     Section 2.7.  Fees.
                   ----
          (a)  Commitment Fees.  In consideration of each Lender's
               ---------------
     commitment to make Advances, Borrower will pay to Agent for the account of each Lender a commitment fee determined on a daily basis by applying the applicable Commitment Fee Rate to such Lender's Percentage Share of the unused portion of the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the sum of (i) the aggregate unpaid principal balance of the Loans at the end of such day, plus (ii) the amount of all LC Obligations outstanding at the end of such day, plus (iii) Borrower's Hydrocarbon Exposure in respect of Hydrocarbon Contracts described in Section 5.2(k)(ii). This commitment fee shall be due and payable in arrears on the last day of each calendar quarter and at the Conversion.

          (b)  Letter of Credit Fees.  In consideration of Agent's issuance
               ---------------------
     of any Letter of Credit, Borrower agrees to pay to Lender a letter of credit fee for each Letter of Credit in the amount of one percent (1.0%) per annum. Each such fee will be calculated on the face amount of such Letter of Credit and be payable quarterly in arrears and at the expiration or termination of such Letter of Credit. Agent shall pay to each Lender from time to time at reasonable intervals (but in any event at least quarterly), but only to the extent actually received from Borrower, an amount equal to such Lender's Percentage Share of such letter of credit fees in respect of each Letter of Credit, including any such fee in respect of any period of any renewal or extension thereof. In addition to such letter of credit fees, Borrower shall pay to Agent for its own account the commissions and all charges, costs and expenses customarily charged by Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit.

          (c)  Engineering Fees.  Upon each request made by Borrower for a
               ----------------
     redetermination of the Borrowing Base, Borrower shall pay to Agent for the account of each Lender an engineering fee in the aggregate amount of $10,000.

          (d)  Agent Fees.  Borrower shall pay Agent such fees as are set
               ----------
     forth in a separate letter between Borrower and Agent.

          (e)  Facility Fees.  Borrower shall pay to Agent for the account
               -------------
     of each Lender such fees as are set forth in a separate letter among Borrower, Agent and Lenders.

     Section 2.8.  Optional Prepayments.  Borrower may, upon notice received
                   --------------------
by Agent not later than 1:00 p.m., Dallas, Texas time, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $100,000 or any higher integral multiple of $100,000, so long as Borrower does not prepay any Fixed Rate Portion, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of any Loan to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Agent in its discretion that Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Each partial prepayment of principal made after the end of the Commitment Period shall be applied to the regular installments of principal due under the Notes in the inverse order of their maturities. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

     Section 2.9.  Mandatory Prepayments.
                   ---------------------
          (a) If the aggregate unpaid principal balance of the Loans plus the aggregate amount of outstanding LC Obligations ever exceeds the Borrowing Base Borrower shall, within thirty (30) days after Agent gives notice of such fact to Borrower, either (a) prepay the principal of the Loans in an amount at least equal to such excess or (b) grant Lenders first perfected Liens in and to such additional Collateral satisfactory to Agent, pursuant to documentation in form and substance satisfactory to Agent to increase the Borrowing Base to an amount equal to the then outstanding principal balance of the Loans plus the LC Obligations.
     Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment. During the Commitment Period, in the event Borrower fails to comply with this Section 2.9, then upon the expiration of the thirty (30) day period set forth in the first sentence of this section, each Lender's Loan shall convert into a term loan upon the terms and conditions set forth in Section 2.5.

          (b) If prepayments are required under subsection (a) of this section because of outstanding LC Obligations and if such prepayments cannot be made because the principal balance of the Loans have already been reduced to zero, then in lieu of such prepayments Borrower will immediately pay to Agent an amount equal to the prepayment which would otherwise be required. Agent will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations are herein collectively called "LC Collateral") until such LC Obligations become Matured LC Obligations, at which time such LC Collateral may be applied to such Matured LC Obligations. This subsection shall not limit or impair any rights which Agent or any Lender may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including without limitation any LC Application.

     Section 2.10.  Payments to Lenders.  Borrower will make each payment
                    -------------------
which it owes under the Loan Documents to Agent for the account of the Lender to whom such payment is owed. Each such payment must be received by Agent not later than 12:00 noon, Los Angeles, California time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and Lenders shall apply all such money they receive from Agent, as follows:

          (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 5.1(i) or (j) and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree);

          (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

          (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

          (d)  last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section 2.8. All distributions of amounts described in any of subsections (b), (c) or (d) above shall be made by Agent pro rata to Agent and each Lender then owed Obligations described in such subsection in proportion to all amounts owed to Agent and all Lenders which are described in such subsection.

     Section 2.11.  Lending Offices.  Each Lender may (i) designate its
                    ---------------
principal office or a foreign branch, subsidiary or affiliate as its Fixed Rate lending office (and the office to whose account payments are to be credited) for any Fixed Rate Portion, (ii) designate its principal office or a domestic branch, subsidiary or affiliate as its domestic lending office (and the office to whose account payments are to be credited) for any Base Rate Portion and (iii) change its lending offices from time to time by notice to Agent and Borrower. In such event, such Lender shall continue to hold the Note evidencing its Loans for the benefit and account of such foreign branch, subsidiary or affiliate. Nothing in this section, Section 2.16 or Section
2.17 shall be construed to cause any Advance or payment under this Agreement to be made in a currency other than U.S. dollars or to provide compensation to a Lender for costs or any losses in any conversion of payments by Borrower in U.S. dollars to another currency.

     Section 2.12.  Initial Borrowing Base.  During the period from the date
                    ----------------------
hereof to the first Determination Date the Borrowing Base shall be $80,000,000.

     Section 2.13.  Subsequent Determinations of Borrowing Base.  On each
                    -------------------------------------------
Evaluation Date, Borrower shall furnish to each Lender all information, reports and data as set forth in Section 5.1 which Agent has then requested concerning the Related Persons' businesses and properties (including oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Report described in Section 5.1(b)(iv) and (v). For each Evaluation Date specified by Borrower, Borrower shall pay the engineering fee provided in Section 2.7(c). Within thirty (30) days after each Evaluation Date, or as promptly thereafter as practicable, Majority Lenders shall agree upon an amount for the Borrowing Base and Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. If Borrower does not substantially furnish all such information, reports and data by the date specified in the first sentence of this section, Agent may nonetheless designate the Borrowing Base at any amount which Majority Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Majority Lenders shall designate a new Borrowing Base as described above. Majority Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their discretion assign to the Collateral at the time in question in accordance with their respective customary practices and standards applied generally to their substantial energy credits and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they in their discretion deem significant. It is expressly understood that Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount except as provided in Section 2.12, whether in relation to the aggregate face amount of the Notes or otherwise, and that Lenders' commitments to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used for calculating commitment fees under Section 2.7(a) and, to the extent permitted by Law and regulatory authorities, for the purposes of Section 2.15.

     Section 2.14.  Borrower's Reduction of Borrowing Base.  Until the
                    --------------------------------------
termination of the Commitment Period Borrower may at any time upon five (5) Business Days' prior written notice to Agent reduce the Borrowing Base then in effect to any lesser amount, provided that (i) each reduction must be in the amount of $100,000 and (ii) each reduction must be accompanied by a prepayment of the Notes in the amount by which the outstanding principal balance exceeds the reduced Borrowing Base plus all then accrued but unpaid interest. Each such notice shall take effect on the date specified therein and shall continue in effect until the next date as of which the Borrowing Base is redetermined.

     Section 2.15.  Capital Reimbursement.  If either (a) the introduction or
                    ---------------------
implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, then, upon demand by such Lender, Borrower will pay to Agent for the benefit of such Lender, from time to time as specified by such Lender, such additional amount or amounts which such Lender shall determine to be appropriate to compensate such Lender or any corporation controlling such Lender in light of such circumstances, to the extent that such Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Lender's Loan, Letters of Credit or commitments under this Agreement.

     Section 2.16.  Increased Cost of Fixed Rate Portions.  If any applicable
                    -------------------------------------
domestic or foreign Law, treaty, or rule (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

          (a) shall change the basis of taxation of payments to any Lender of any principal, interest, or other amounts attributable to any Fixed Rate Portion or otherwise due under this Agreement in respect of any Fixed Rate Portion or Letter of Credit (other than Taxes imposed on the overall net income of such Lender or any lending office of such Lender by any jurisdiction in which such Lender or any such lending office is located); or

          (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Fixed Rate Portion or Letter of Credit of any Lender (excluding those for which such Lender is fully compensated pursuant to adjustments made in the definition of Fixed Rate) or against assets of, deposits with or for the account of, or credit extended by, such Lender; or

          (c) shall impose on any Lender or the interbank eurocurrency deposit market any other condition affecting any Fixed Rate Portion or Letter of Credit, the result of which is to increase the cost to any Lender of funding or maintaining any Fixed Rate Portion or of issuing any Letter of Credit or to reduce the amount of any sum receivable by any Lender in respect of any Fixed Rate Portion or Letter of Credit by an amount deemed by such Lender to be material, then such Lender shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Lender for such event (on an after-tax basis, taking into account any Taxes on such compensation), whereupon (i) Borrower shall pay such amount to Agent for the account of such Lender and (ii) Borrower may elect, by giving to Agent and Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion.

     Section 2.17.  Availability.  If (a) any change in applicable Laws,
                    ------------
treaties, or rules or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender to fund or maintain Fixed Rate Portions, or shall materially restrict the authority of any Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or (b) any Lender determines that matching deposits appropriate to fund or maintain any Fixed Rate Portion are not available to it, or (c) any Lender determines that the formula for calculating the Adjusted Eurodollar Rate does not fairly reflect the cost to such Lender of making or maintaining loans based on such rate, then, upon notice by such Lender to Borrower and Agent, Borrower's right to elect Fixed Rate Portions of such Lender's Loan shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Fixed Rate Portions of such Lender's Loan (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion of such Lender's Loan. Borrower agrees to indemnify Agent and each Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, treaty, rule, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any Taxes imposed on the amounts paid as indemnity.

     Section 2.18.  Funding Losses.  In addition to its other obligations
                    --------------
hereunder, Borrower will indemnify Agent and each Lender against, and reimburse Agent and each Lender on demand for, any loss or expense incurred or sustained by Agent or such Lender (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Lender to fund or maintain Fixed Rate Portions or Advances), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of any Advance to be made or of any Rate Election to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Related Person, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Fixed Rate Portion into a Base Rate Portion or into a different Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends. Such indemnification shall be on an after-tax basis, taking into account any Taxes imposed on the amounts paid as indemnity.

     Section 2.19.  Reimbursable Taxes.  Borrower covenants and agrees that:
                    ------------------

          (a) Borrower will indemnify Agent and each Lender against and reimburse Agent and each Lender for all present and future income, stamp and other Taxes whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Fixed Rate Portions or Letters of Credit (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any Taxes imposed on or measured by the overall net income of Agent or such Lender or any lending office of Agent or such Lender by any jurisdiction in which Agent or such Lender or any such lending office is located (all such non-excluded Taxes being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any Taxes imposed on the amounts paid as indemnity.

          (b) All payments on account of the principal of, and interest on, each Lender's Loan and each Lender's Note, and all other amounts payable by Borrower to Agent and each Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower.
     In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to Agent or any Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Agent or such Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Agent or such Lender an official receipt or other official document evidencing payment of such deduction or withholding.

          (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Fixed Rate Portion Borrower may elect, by giving notice to Agent not later than 11:00 a.m. on the second Business Day prior to the date of conversion to Base Rate, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

ARTICLE IIA  - The Letters of Credit
               ---------------------

     Section 2A.1.  Letters of Credit.  Subject to the terms and conditions
                    -----------------
hereof, Borrower may during the Commitment Period or any extension thereto, request Agent to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

          (a) the sum of the aggregate amount of Advances outstanding at such time plus the aggregate amount of LC Obligations at such time plus Borrower's Hydrocarbon Exposure in respect of Hedging Contracts described in Section 5.2(k)(ii) at such time, does not exceed the Borrowing Base at such time; and

          (b) the aggregate amount of LC Obligations at such time does not exceed $10,000,000;

          (c) the expiration date of such Letter of Credit does not extend beyond the earlier of (i) one year from the date of issuance and (ii) the end of the Commitment Period, provided that Agent, in its sole discretion and with the approval of Majority Lenders, may (i) issue Letters of Credit with an expiration date beyond the end of the Commitment Period or (ii) extend the expiration date of Letters of Credit beyond the Commitment Period for those Letters of Credit issued prior to the expiration of the Commitment Date;

and further provided that:

          (d) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Person's Restricted Debt (other than Hedging Contracts);

          (e) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject Agent or any Lender to any cost not anticipated on the date hereof;

          (f) the terms of such Letter of Credit are acceptable to Agent in the reasonable exercise of its discretion;

          (g) if such Letter of Credit is to be issued for the account of or in support of obligations of any Subsidiary of Borrower, then such Subsidiary shall have executed and delivered to Agent an instrument in form and substance reasonably satisfactory to Agent whereby each such Subsidiary shall be jointly and severally liable with Borrower with respect to the LC Obligations in respect of such Letter of Credit; and

          (h) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

Agent will honor any such request if the foregoing conditions (a) through (h) (in the following Section 2A.2 called the "LC Conditions") have been met as of the date of issuance of such Letter of Credit. Agent may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which Agent in its sole discretion deems relevant.

     Section 2A.2.  Requesting Letters of Credit.  Borrower must make written
                    ----------------------------
application for any Letter of Credit at least two Business Days before the date on which Agent is requested to issue such Letter of Credit. Upon receipt of any such application, Agent shall advise Lenders of the contents thereof. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2A.1 will be met as of the date of issuance of such Letter of Credit. Each such written application must be made in writing in the form and substance of Exhibit E, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by Agent and Borrower). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2A.1 (or if Agent otherwise desires to issue such Letter of Credit), Agent will issue such Letter of Credit at Agent's office in Los Angeles, California. Provisions of any LC Application shall be deemed to apply only to the related Letter of Credit. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

     Section 2A.3.  Participation by Lenders.  On each day during the period
                    ------------------------
commencing with the issuance by Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, each Lender's Percentage Share of the Borrowing Base shall be deemed to be utilized for all purposes hereof in an amount equal to such Lender's Percentage Share of the then undrawn face amount of such Letter of Credit. Each Lender agrees that it shall, automatically, acquire a participation in Agent's liability under each Letter of Credit issued hereunder in an amount equal to such Lender's Percentage Share of such liability, and each Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to Agent to pay and, discharge when due, its Percentage Share of Agent's liability under such Letter of Credit.

     Section 2A.4.  Reimbursement.
                    -------------

          (a) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, Agent shall promptly notify Borrower of the amount to be paid by Borrower as a result of such demand and the date on which payment is to be made to such beneficiary in respect of such demand, specifying the time by which Borrower is to reimburse Agent therefor. Borrower shall reimburse Agent for the amount of each drawing under any Letter of Credit at or prior to the time of each such drawing, without presentment, demand, protest or other formalities of any kind.

          (b)  Forthwith upon its receipt of a notice referred to in
     Section 2A.4(a), Borrower shall advise Agent whether or not Borrower intends to borrow hereunder to finance its obligation to reimburse Agent for the amount of the related drawing and, if it does, submit a Request for Advance. In the event that Borrower fails to so advise Agent, or if Borrower fails to reimburse Agent for a drawing under a Letter of Credit by the time specified by Agent therefor, Agent shall give each Lender prompt notice of the amount of the drawing, specifying such Lender's Percentage Share of the amount of the related drawing. Upon presentment of any Letter of Credit and Borrower's failure to submit a Request for Advance for Advances or otherwise reimburse Agent for any drawing under such Letter of Credit, Agent shall be entitled to cause Advances to be made to reimburse Agent for payment under the Letter of Credit whether or not Borrower would be entitled to an Advance pursuant to
     Section 3.2, and each Lender shall be obligated for its Percentage Share of each such Advance.

          (c) Each Lender shall pay to Agent in immediately available funds, the amount of such Lender's Percentage Share of any drawing under a Letter of Credit upon notice by Agent to such Lender requesting such payment and specifying such amount. Each Lender's obligation to make such payments to Agent under this Section 2A.4(c), and Agent's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limiting the effect of the foregoing, the failure of any other Lender to make its payment under this clause (c) or the occurrence of a Default or an Event of Default. Each such payment to Agent shall be made without any offset, abatement, withholding or reduction whatsoever.

          (d) Simultaneously with the mailing of each payment by a Lender to Agent pursuant to Section 2A.4(c) in respect of any LC Obligation, such Lender shall, automatically and without any further action on the part of Agent or such Lender, be deemed to have made an Advance equal to such Lender's Percentage Share of any drawings under any Letter of Credit pursuant to Section 2A.4(b). Each payment (including by way of setoff or application of proceeds of any collateral security) received by Agent in respect of any Advances made pursuant to Section 2A.4(b) shall be promptly paid by Agent to Lenders entitled thereto, pro rata in accordance with the respective Percentage Shares. In the event any payment received by Agent and so paid to Lenders hereunder is rescinded or must otherwise be returned by Agent, each Lender shall, upon the request of Agent, repay to Agent the amount of such payment paid to such Lender, with interest at the rate specified in Section 2A.4(e).

          (e) To the extent that any Lender fails to pay any amount to Agent required to be paid pursuant to this Section 2A.4 on the due date therefor, such Lender shall pay interest to Agent on such amount from and including such due date to but excluding the date such payment is made (i) during the period from and including such due date to but excluding the date three Business Days thereafter, at a rate per annum equal to the Federal Funds Rate (as in effect from time to time) and
     (ii) thereafter, at the applicable rate of interest payable by Borrower hereunder.

     Section 2A.5.  Acceleration of LC Obligations.  If the Obligations or
                    ------------------------------
any part thereof become immediately due and payable pursuant to Section 7.1 then, unless Agent otherwise specifically elects to the contrary (which election may thereafter by retracted by Agent at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credits have occurred, and Borrower shall be obligated to pay Agent immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid may, as Agent elects, either be applied to Matured LC Obligations or held by Agent as security for any remaining LC Obligations (all such amounts held as security for LC Obligations are herein collectively called "LC Collateral") until such LC Obligations become Matured LC Obligations, at which time such LC Collateral may be applied to such Matured LC Obligations. This section shall not limit or impair any rights which Agent may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including without limitation any LC Application.

     Section 2A.6.  Investment of LC Collateral.  LC Collateral shall be
                    ---------------------------
invested by Agent in such investments as Agent may choose in its sole discretion. All interest on such investments shall be reinvested for the account of Borrower or applied to Matured LC Obligations. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, Agent shall release any remaining LC Collateral and any remaining proceeds thereof. Borrower hereby assigns and grants to Agent a continuing security interest in all LC Collateral paid by it to Agent, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, the Notes, and the other Loan Documents. Borrower further agrees that Agent shall have all of the rights and remedies of a secured party under the Uniform

Commercial Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

     Section 2A.7.  Payment of Accelerated LC Obligations.  When Borrower is
                    -------------------------------------
required to provide LC Collateral and fails to do so on the day when required, Agent may without notice to Borrower make such payment (whether by application of proceeds of Collateral, by transfers from other accounts maintained with Agent or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and Agent is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

     Section 2A.8.  Letter of Credit Reports.  Promptly following the end of
                    ------------------------
each Fiscal Quarter, Agent shall deliver to each Lender and Borrower a notice describing the aggregate amount of all Letters of Credit outstanding at the end of such Fiscal Quarter. Upon the request of any Lender from time to time, Agent shall deliver any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.



ARTICLE III - Conditions Precedent to Lending
              -------------------------------

     Section 3.1.  Documents to be Delivered.  No Lender has any obligation
                   -------------------------
to make its first Advance or to issue the first Letter of Credit (whether or not otherwise agreed to) unless Agent shall have received all of the following, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent:

          (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

          (b)  Each Note.

          (c)  Certain certificates of Borrower including:

               (i) An "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

               (ii)  A "Compliance Certificate" of the Chairman of the
          Board or President and of the chief financial officer of Borrower, of even date with such Advance or Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 3.2.

          (d) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction.

          (e) A favorable opinion of Messrs. Conner & Winters, counsel for Borrower, substantially in the form set forth in Exhibit F-1, together with the certificate provided for in such Exhibit, and a favorable opinion of Caton & Cathey, special counsel for Borrower, substantially in the form set forth in Exhibit F-2.

          (f) Certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property subject to Security Documents.

          (g) Endorsements naming Agent as an additional insured or loss payee, as appropriate, on all liability insurance and all property insurance policies of Borrower and a detailed schedule of all insurance of Borrower attached hereto as Exhibit G.

          (h) Reports from Borrower describing all pending or threatened actions, suits or legal, equitable, arbitrative or administrative proceedings by or against Borrower before any Tribunal, domestic or foreign. There shall be no outstanding order or injunction which would prohibit any of the transactions contemplated by the Loan Documents.

          (i) Federal Reserve Form U-1 provided for in Regulation U issued by the Board of Governors of the Federal Reserve System, which shall contain statements that, in the judgment of Agent, permit the transactions contemplated hereby to be made in accordance with Regulation U.

     Section 3.2.  Additional Conditions Precedent.  No Lender has any
                   -------------------------------
obligation to make any Advance (including its first) or issue any Letter of Credit unless the following conditions precedent have been satisfied:

          (a) All representations and warranties made by any Related Person in any Loan Document shall be true on and as of the date of such Advance or Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Advance or Letter of Credit.

          (b) No Default shall exist at the date of such Advance or Letter of Credit.

          (c) No material adverse change shall have occurred to Borrower's individual or Consolidated financial condition or businesses since the date of this Agreement.

          (d) Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Advance or Letter of Credit.

          (e) The making of such Advance or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender to any penalty or other onerous condition under or pursuant to any such Law.

          (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Section 3.1 (including opinions of legal counsel for Borrower and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

     Section 3.3.  Security Documents and Title Opinions.  Within sixty days
                   -------------------------------------
from the date hereof, Borrower shall deliver to Agent, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent:

          (a) Each Security Document listed in the Security Schedule covering the properties described in Schedule 5.

          (b) Title opinions or other title data in form, substance and authorship satisfactory to Agent and Borrower, concerning not less than fifty percent (50%) of the aggregate value of the oil and gas properties owned by Borrower; provided that if title opinions or title data has previously been accepted by Agent, such title opinions or other title data will continue to be accepted by Agent during the term of this Agreement or any extension thereto.



ARTICLE IV - Representations and Warranties
             ------------------------------

     Section 4.1.  Borrower's Representations and Warranties.  To confirm
                   -----------------------------------------
each Lender's understanding concerning Borrower and Borrower's business, properties and obligations and to induce Agent and each Lender to enter into this Agreement, to make the Loans and to issue Letters of Credit, Borrower represents and warrants to Agent and each Lender that:

          (a)  No Default.  Borrower is not in default in the performance of
               ----------
     any of the covenants and agreements contained herein. No event has occurred and is continuing which constitutes a Default.

          (b)  Organization and Good Standing.  Each Related Person which is
               ------------------------------
     a corporation or partnership is duly organized, validly existing and in good standing under the Laws of its state of organization, having all corporate or partnership powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each such Related Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each such Related Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

          (c)  Authorization.  Each Related Person has duly taken all
               -------------
     corporate action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

          (d)  No Conflicts or Consents.  The execution and delivery by the
               ------------------------
     various Related Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) materially conflict with any provision of (1) any domestic or foreign Law, (2) the articles or certificate of incorporation, bylaws, charter, or partnership agreement or certificate of any Related Person, or (3) any material agreement, judgment, license, order or permit applicable to or binding upon any Related Person, (ii) result in the acceleration of any Debt owed by any Related Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Related Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Related Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

          (e)  Enforceable Obligations.  This Agreement is, and the other
               -----------------------
     Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Related Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

          (f)  Initial Financial Statements.  The Initial Financial
               ----------------------------
     Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the audited annual Initial Financial Statements no material adverse change has occurred in Borrower's financial condition or businesses or in Borrower's Consolidated financial condition or businesses, except as reflected in the quarterly Initial Financial Statements or in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

          (g)  Other Obligations and Restrictions.  No Related Person has
               ----------------------------------
     any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Related Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which is materially likely in the foreseeable future to materially and adversely affect the businesses, properties, prospects, operations, or financial condition of such Related Person or of Borrower on a Consolidated basis.

          (h)  Full Disclosure.  To the best of Borrower's knowledge, no
               ---------------
     certificate, statement or other information delivered herewith or heretofore by any Related Person to Agent or any Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Related Person (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Related Person, to the best of Borrower's knowledge, (other than industry-wide risks normally associated with the types of businesses conducted by the Related Persons) that has not been disclosed to Agent and each Lender in writing which could materially and adversely affect Borrower's properties, business, prospects or condition (financial or otherwise) or Borrower's Consolidated properties, businesses, prospects or condition (financial or otherwise). There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Agent and each Lender true, correct and complete copies of the Initial Financial Statements and the Initial Engineering Report.

         (i)  Litigation.  Except as disclosed in the Initial Financial
              ----------
    Statements or in a Disclosure Report: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Related Person threatened, against any Related Person before any Tribunal, domestic or foreign, and none of such actions, suits or proceedings whether disclosed or undisclosed will materially and adversely affect Borrower or, on a Consolidated basis, Borrower and its properly Consolidated subsidiaries, their ownership or use of any of their assets or properties, their businesses or financial condition or prospects, or the right or ability of any Related Person to enter into the Loan Documents to which it is a party or to consummate the transactions contemplated thereby or to perform its obligations thereunder and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such governmental entity against any Related Person or any Related Person's stockholders, partners, directors or officers which have or may have any such effect.

         (j)  ERISA Liabilities.  All currently existing ERISA Plans are
              -----------------
    listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure
    Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and the Related Persons are in compliance with ERISA in all material respects. No Related Person is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         (k)  Material Agreements.  No Related Person is in default in any
              -------------------
    material respect under any material partnership agreement, indenture, promissory note, contract, lease, loan agreement, mortgage, deed of trust, security agreement, license, permit, franchise or other agreement or obligation to which it is a party or by which any of its properties is bound, and Borrower is not a party to or bound by any material contracts or agreements other than those disclosed to Agent.

         (l)  Environmental and Other Laws.  The Related Persons are
              ----------------------------
    conducting their businesses in material compliance with all applicable
    Laws.  Except as disclosed in the Disclosure Schedule or a Disclosure
    Report: no Related Person (i) has received notice or otherwise learned of any claimed Environmental Liability which would, if adversely determined, individually or in the aggregate have a material and adverse effect as to the financial condition or business operations of Borrower or as to the validity, performance, perfection or enforceability of any Loan Documents, arising in connection with (A) any non-compliance with or violation of the requirements of any Environmental Law or (B) the release or threatened release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials, (ii) has not had any threatened or actual liability in connection with the release or threatened or actual liability in connection with the release or threatened release of any Hazardous Materials, into the environment or to the improper storage or disposal of any Hazardous Materials, which would individually or in the aggregate have a material and adverse effect as to the financial condition or business operations of Borrower or as to the validity, performance, perfection or enforceability of any Loan Documents or (iii) has not received notice or otherwise learned of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Materials into the environment or to the improper storage or disposal of any Hazardous Materials for which such Related Person is or may be liable. For purposes of this section, the term "Environmental Liability" means any claim, demand, obligation, cause of action, accusation, allegation, order, violation, damage, injury, judgment, penalty or fine, cost of enforcement, cost of remedial action or any other cost or expense whatsoever, including reasonable attorneys' fees and disbursements, resulting from the violation or alleged violation of any Environmental Law.

         (m)  Names and Places of Business.  Borrower has not, during the
              ----------------------------
    preceding five years, had, been known by, or used any other corporate, trade, or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of Borrower are (and for the preceding five years have been) located at the address of Borrower set out in Section 9.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, Borrower has no other office or place of business.

         (n)  Borrower's Subsidiaries.  Borrower does not presently have
              -----------------------
    any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Borrower is not a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

         (o)  Title to Properties.  Each Related Person has good and
              -------------------
    defensible title to all of its material properties and assets, free and clear of all Prohibited Liens and of all impediments to the use of such properties and assets in such Related Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed.

         (p)  Government Regulation.  Neither Borrower nor any other
              ---------------------
    Related Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of

    1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Debt, including Law relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         (q)  Insider.  Neither Borrower, nor any other Related Person,
              -------
    nor any Person having "control" (as that term is defined in 12 U.S.C.
    (S) 375b(9) or in regulations promulgated pursuant thereto) of Borrower, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. (S) 375b(8) or (9) or in regulations promulgated pursuant thereto) of Lender, of a bank holding company of which Lender is a Subsidiary or of any Subsidiary of a bank holding company of which Lender is a Subsidiary.

         (r)  Solvency.  Upon giving effect to the issuance of the Notes,
              --------
    the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, Borrower will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar Laws).

         (s)  No Financing of Regulated Corporate Takeovers.  No proceeds
              ---------------------------------------------
    of any Advance will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, including particularly (but without limitation) Sections 13(d) and 14(d) thereof.

    Section 4.2.  Representation by Lenders.  Each Lender hereby represents
                  -------------------------
that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents.


ARTICLE V - Covenants of Borrower
            ---------------------

    Section 5.1.  Affirmative Covenants.  To conform with the terms and
                  ---------------------
conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Agent and each Lender to enter into this Agreement, make the Loans and to issue the Letters of Credit, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         (a)  Payment and Performance.  Borrower will pay all amounts due
              -----------------------
    under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause the other Related Persons to observe, perform and comply with every such term, covenant and condition.

         (b)  Books, Financial Statements and Reports.   Borrower and each
              ---------------------------------------
    of its Subsidiaries will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting and will furnish the following statements and reports to Agent and each Lender at Borrower's expense:

              (i)  As soon as available, and in any event within ninety
         (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an opinion, based on an audit using generally accepted auditing standards, by Deloitte Touche, or other independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year Borrower will furnish a report signed by such accountants stating that they have read this Agreement containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Section 5.2(e), and further stating that in making the examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

              (ii)  As soon as available, and in any event within sixty
         (60) days after the end of the first three Fiscal Quarters in each Fiscal Year, Borrower's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (b)(i) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete, stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 5.2(e), and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

              (iii) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Related Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Related Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

              (iv) By June 1 of each year, an engineering report prepared by Netherland, Sewell & Associates, or other independent petroleum engineers chosen by Borrower and acceptable to Majority Lenders, concerning 70% of the present value of estimated future net cash flow before income tax (discounted at 10%) of oil and gas properties and interests owned by Borrower which are located in or offshore of the United States and which have attributable to them proved developed oil or gas reserves, and an engineering report prepared by in-house petroleum engineers of Borrower, concerning the all other such oil and gas properties and interests owned by Borrower that are not covered by the Netherland, Sewell & Associates report. These reports shall be satisfactory to Agent. A separate report prepared by Borrower shall be delivered in connection with such engineering reports setting forth all gas balancing arrangements whether "over-produced" or "under-produced" for such oil and gas properties. These reports shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the reports which are Collateral from those properties treated in the report which are not Collateral.

              (v) By December 1 of each year, an engineering report prepared by in-house petroleum engineers employed by Borrower, concerning all oil and gas properties and interests owned by Borrower which are located in or offshore of the United States and which have attributable to them proved oil and gas reserves. This report shall be substantially in the form and substance as the reports delivered under subsection (b)(iv) above and otherwise shall be satisfactory to Agent.

              (vi) Within forty-five (45) days following request by Agent, a report describing by lease or unit the gross volume of production and sales attributable to production during such periods as specified by Agent from the properties described in subsection (b)(iv) above and describing the related severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such month.

              (vii) On the 15th and 30th of each calendar month, Borrower shall deliver to Agent a report providing Agent with detailed information regarding Borrower's Hedging Contracts and providing its computation of the Hydrocarbon Exposure; provided that in the event any such report reflects a Hydrocarbon Exposure, Borrower shall deliver such report to Agent each calendar week until such Hydrocarbon Exposure has been eliminated.

              (viii) Within fifteen (15) days after any material changes in insurance coverage by Borrower, a report describing such changes, and, within ninety (90) days after the end of each Fiscal Year, a new insurance certificate, naming Agent as an additional insured or loss payee, as appropriate.

              (ix) Within ninety (90) days after the end of each Fiscal Year, (i) complete reports by Borrower, describing all actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower, threatened against any Borrower or any of its Subsidiaries before any Tribunal, domestic or foreign, which Borrower is required to disclose in it quarterly report submitted on Form 10Q with the Securities and Exchange Commission and (ii) such additional information regarding the matters disclosed in Borrower's report as Agent may reasonably request. In addition, within forty-five
         (45) days after the end of each Fiscal Quarter (except the last) of each Fiscal Year in which a material change in any reported action, suit or proceeding has occurred or any additional action, suit or proceeding which may materially and adversely affect Borrower or any other Related Person, has been threatened in writing or commenced, reports by Borrower, describing such material changes or additions. Provided, however, if the foregoing matters are set forth in any Consolidated statements provided to Agent by Borrower, then Borrower shall have no obligation to provide separate reports hereunder.

         (c) Other Information and Inspections. Borrower and each of its Subsidiaries will furnish to Agent and each Lender such other information concerning the Related Persons' businesses, operations or financial condition as Agent may from time to time reasonably request. During all business hours, Borrower and each of its Subsidiaries will give any representative of Agent access to and permission for such representative to examine, copy or make excerpts from any and all books, records and documents in the possession of Borrower or such Subsidiary that relate to its affairs, and to inspect any of the properties of Borrower or any of its Subsidiaries.

         (d) Notice of Material Events and Change of Address. Borrower will promptly notify Agent and each Lender:

              (i) of any material adverse change in Borrower's financial condition or Borrower's Consolidated financial condition or in the aggregate value of the Collateral,

             (ii)  of the occurrence of any Default,

            (iii) of the acceleration of the maturity of any Debt owed by Borrower or any of its Subsidiaries or of any default by Borrower or such Subsidiary under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default might have a material adverse effect upon Borrower's Consolidated financial condition or on the value of any material part of the Collateral,

             (iv)  of the occurrence of any Termination Event,

              (v) of any claim of $500,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Related Person or with respect to any Related Person's properties, and

             (vi) of the filing of any suit or proceeding against any Related Person in which an adverse decision could have a material adverse effect upon any Related Person's financial condition, business or operations or on the value of any Collateral.

    Upon the occurrence of any of the foregoing the Related Persons will take all necessary or appropriate steps to remedy promptly any such material adverse change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Related Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

         (e)  Maintenance of Properties.  Each Related Person will
              -------------------------
    maintain, preserve, protect, and keep all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements in accordance with prudent industry standards.

         (f)  Maintenance of Existence and Qualifications.  Each Related
              -------------------------------------------
    Person which is a corporation or partnership will maintain and preserve its corporate or partnership existence and its rights and franchises in full force and effect and will qualify to do business as a foreign corporation or partnership in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not have any material adverse effect on Borrower.

         (g)  Payment of Trade Debt, Taxes, etc.  Except for Contested
              ---------------------------------
    Claims, each Related Person will (i) timely file all required tax returns; (ii) timely pay all Taxes; (iii) within ninety (90) days after the same becomes due pay all Debt owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (iv) pay and discharge when due all other Debt now or hereafter owed by it; and (v) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP.

         (h)  Insurance.  Each Related Person will keep or cause to be kept
              ---------
    adequately insured by financially sound and reputable insurers its drilling rigs, surface equipment, vehicles and all other property of a character usually insured by similar Persons engaged in the same or similar businesses. Upon demand by Agent, any insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to Agent for the account of Lenders as their interests may appear, pursuant to a mortgage clause (without contribution) of standard form made part of the applicable policy, (ii) to provide that such policies may not be cancelled, reduced or affected in any manner for any reason without fifteen days prior notice to Agent, (iii) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Related Person shall at all times maintain adequate insurance against its liability for injury to persons or property, which insurance shall be by financially sound and reputable insurers.

         (i)  Payment of Expenses.  Whether or not the transactions
              -------------------
    contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay all reasonable costs and expenses incurred by or on behalf of (i) Agent (including attorneys' fees provided, however, an estimated cap on attorneys' fees shall be satisfactory to and approved in advance by Borrower) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, and (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, and (ii) Agent or any Lender (including attorneys' fees) in connection with the defense or enforcement of the Loan Documents or the defense of Agent's or any Lender's exercise of its rights thereunder (including costs and expenses of determining whether and how to carry out such defense or enforcement).

         (j)  Performance on Borrower's Behalf.  If any Related Person
              --------------------------------
    fails to pay any Taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

         (k)  Interest.  Borrower hereby promises to Agent and Lenders to
              --------
    pay interest at the Late Payment Rate on all Obligations which Borrower has in this Agreement promised to pay (including Obligations to pay fees or to reimburse or indemnify Agent or any Lender) and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         (l)  Compliance with Agreements and Law.  Each Related Person will
              ----------------------------------
    perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Borrower and each of its Subsidiaries will conduct its business and affairs in compliance with all Laws applicable thereto, including Environmental Laws.

         (m)  Evidence of Compliance.  Each Related Person will furnish to
              ----------------------
    each Lender at such Related Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Related Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         (n)  ERISA Compliance.  Each Related Person will (i) make prompt
              ----------------
    payment of all contributions required under its ERISA Plans and required to meet the minimum funding standard set forth in ERISA with respect to its ERISA Plans, (ii) within 30 days after the filing thereof, furnish to Agent and each Lender each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its ERISA Plans for each ERISA Plan year, and (iii) notify Agent immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any of its ERISA Plans, which might constitute grounds for termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such ERISA Plans, together with a statement, if requested by Agent, as to the reason therefor and the action, if any, proposed to be taken with respect thereto.

         (o)  Subordination of Affiliate Obligations.  Borrower agrees and
              --------------------------------------
    covenants that until such time as (i) Lenders have received full and final payment of the Notes and (ii) all Obligations have been performed in their entirety, all indebtedness, liability and obligations of any type (the "Affiliate Obligations") of Borrower to any other Related
    Person or any Affiliate of Borrower, shall be, and hereby are made, subordinate and inferior to all Debt, Obligations and liability of Borrower to Lenders. Upon the occurrence and continuation of an Event of Default, no Affiliate Obligation may be paid by Borrower until the Obligations have been repaid in full in cash. If, after the occurrence and continuation of an Event of Default, any Related Person or any Affiliate of Borrower receives payment on any Affiliate Obligations, such Related Person or Affiliate shall hold such proceeds in trust for Lenders and shall immediately remit same to Agent for application against the Obligations.

         (p)  Liens on Mortgaged Properties Acquired or Completed in the
              ----------------------------------------------------------
    Future.  Within thirty (30) days following each Determination Date,
    ------
    Borrower will execute and deliver documentation in form and substance satisfactory to Agent, granting to Lenders or Agent on behalf of Lenders first perfected Liens on and in the oil, gas and mineral lease(s) covering each well (i) acquired or completed since the prior Determination Date which is capable of production of oil, gas or other hydrocarbons in paying quantities, insofar as such lease(s) cover the proration unit assigned to such well, (ii) which is to be included in the Borrowing Base, and (iii) the Lien on which is necessary to provide Lenders a first perfected Lien on not less than seventy percent (70%) of the aggregate value of all oil, gas and mineral leases owned by Borrower. Prior to the granting of such Liens, Borrower will furnish to Agent title opinions in form, substance and authorship satisfactory to Agent and Borrower, concerning such properties as may be necessary to provide title coverage of not less than fifty percent (50%) of the aggregate value of the oil and gas properties owned by Borrower.

    Section 5.2.  Negative Covenants.  To conform with the terms and
                  ------------------
conditions under which each Lender is willing to have credit outstanding to Borrower, and to induce Agent and each Lender to enter into this Agreement, make the Loans and issue Letters of Credit, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         (a)  Restricted Debt.  No Related Person will in any manner owe or
              ---------------
    be liable for Restricted Debt except:

              (i)  the Obligations.

             (ii) guaranties of Debt which is owed by Tide West Trading & Transport Company to Lenders.

            (iii) Debt outstanding under the instruments and agreements described on the Disclosure Schedule, but excluding any renewals or extensions of such Debt.

             (iv)  Debt in respect of Hedging Contracts permitted by
         Section 5.2(k).

              (v) Reserves for taxes and other contingent liabilities, including intercompany payables.

         (b)  Limitation on Liens.  No Related Person will create, assume
              -------------------
    or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires:

              (i) as to property which is Collateral, any Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral.

             (ii)  as to property which is not Collateral, Permitted
         Liens.

         (c)  Limitation on Mergers.  No Related Person will merge or
              ---------------------
    consolidate with or into any other business entity or acquire by lease or merger all or any substantial part of the assets or capital stock of any Person other than another Related Person. For purposes of this
    Section 5.2(c), the term "substantial part" means property or assets of any Person with a fair market value in excess of ten percent (10%) of the fair market value of all assets of such Person. Any Subsidiary of Borrower may, however, be merged into or consolidated with Borrower, so long as Borrower is the surviving business entity. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

         (d)  Limitation on Sales of Collateral.  No Related Person will
              ---------------------------------
    sell, transfer, lease, exchange, alienate or dispose of any Collateral or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

              (i) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

             (ii) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

            (iii) contracts for the future sales of fixed quantities of oil and gas at fixed prices, so long as the contracting party is acceptable to Agent.

             (iv) other property which is sold for fair consideration not in the aggregate in excess of $500,000 in any Fiscal Year, the sale of which will not materially impair or diminish Borrower's Consolidated financial condition, business or operations.

    Neither Borrower nor any other Related Person will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries. Borrower will not sell, transfer, pledge or otherwise dispose of its limited partnership interest in Horizon. Borrower will not discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

         (e)  Limitation on Dividends and Redemptions.  No Related Person
              ---------------------------------------
    will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it except for Permitted Distributions; provided that no dividend or other distribution which would have been a Permitted Distribution may be declared or paid if a Default or Event of Default has occurred and is continuing or would result from such declaration or payment. No Related Person will directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Related Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Related Person, except as expressly provided in this section. Such contributions, purchases, redemptions, acquisitions, retirement or reductions may be made by Borrower without limitations to Borrower, so long as no Default or Event of Default is continuing or would exist after giving effect thereto.

         (f)  Limitation on Investments and New Businesses.  No Related
              --------------------------------------------
    Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments, or (iv) make any significant acquisitions or investments in any properties other than oil and gas properties.

         (g)  Limitation on Credit Extensions.  Except for Permitted
              -------------------------------
    Investments, no Related Person will extend credit, make advances or make loans other than normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner.

         (h)  Transactions with Affiliates.  Neither Borrower nor any of
              ----------------------------
    its Subsidiaries will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to transactions among Borrower and its wholly owned Subsidiaries.

         (i)  Certain Contracts; Amendments; Multiemployer ERISA Plans.
              --------------------------------------------------------
    Except as expressly provided for in the Loan Documents, no Related Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Related Person to: (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, (iv) to place Liens on any of its assets, or (v) to transfer any of its assets to Borrower. Except for existing contracts set forth in Schedule 4, no Related Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Related Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. No Related Person will incur any obligation to contribute to any "multiemployer plan" as defined in
    Section 4001 of ERISA.

         (j)  Fiscal Year.  No Related Person will change its fiscal year.
              -----------

         (k)  Hedging Contracts.  No Related Person will be a party to or
              -----------------
    in any manner be liable on any Hedging Contract, except:

              (i) Hedging Contracts entered into by Borrower with the purpose and effect of fixing prices on Hydrocarbons expected to be produced by Borrower, provided that at all times the aggregate monthly production covered by all such Hedging Contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed seventy-five percent (75%) of the Related Persons' aggregate Projected Production anticipated to be sold in the ordinary course of the Related Persons' businesses for such month; as used in this subsection, the term "Projected Production" means the projected production of Hydrocarbons (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by Borrower attributable to proved developed producing reserves, after deducting projected production from any properties or interests, if any, otherwise subject to a fixed price sales contract;

             (ii) Hedging Contracts entered into by Borrower with respect to Hydrocarbons to be purchased by or delivered to Borrower and Hedging Contracts in respect of Hydrocarbons expected to be produced by Borrower which, for any single month (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) exceed seventy-five percent (75%) of Borrower's aggregate Projected Production anticipated to be sold in the ordinary course of the Related Persons' businesses for such month, provided that the sum of the Hydrocarbon Exposures in respect to such Hedging Contracts under this subparagraph (ii) shall never be greater than (A) $4,000,000 or (B) the unadvanced portion of the Borrowing Base, whichever is less.

         (l)  Funded Debt to Equity.  Borrower's Consolidated Funded Debt
              ---------------------
    will never exceed 250% of Borrower's equity.

         (m)  Contested Claims.  The aggregate amount of Borrower's
              ----------------
    Contested Claims (not covered by insurance satisfactory to Agent in its sole discretion) will not exceed $500,000 at any time.


ARTICLE VI - Security
             --------

    Section 6.1.  The Security.  The Obligations will be secured by the
                  ------------
Security Documents listed in the Security Schedule and any additional Security Documents hereafter delivered by any Related Person and accepted by Agent.

    Section 6.2.  Agreement to Deliver Security Documents.  Borrower agrees
                  ---------------------------------------
to deliver and to cause its Subsidiaries to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Security Document previously executed and not then released by Agent.
Borrower also agrees to deliver, whenever requested by Agent in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Agent with respect to Borrower's properties and interests designated by Agent, based upon abstract or record examinations to dates acceptable to Agent and
(a) stating that Borrower has good and defensible title to such properties and interests, free and clear of all Prohibited Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Agent may request.

    Section 6.3.  Perfection and Protection of Security Interests and Liens.
                  ---------------------------------------------------------
Borrower will from time to time deliver to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

    Section 6.4.  Bank Accounts; Offset.  To secure the repayment of the
                  ---------------------
Obligations Borrower hereby grants to Agent and each Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Agent or any Lender at common Law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Agent or any Lender from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Agent or any Lender, and (c) any other credits and claims of Borrower at any time existing against Agent or any Lender, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each of Agent and Lenders is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

    Section 6.5.  Production Proceeds.  Notwithstanding that, by the terms
                  -------------------
of the various Security Documents, Borrower is and will be assigning to Agent and Lenders all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred Borrower may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Borrower or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Agent or Lenders to Borrower constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Agent or Lenders to collect other Production Proceeds thereafter.

ARTICLE VII - Events of Default and Remedies
              ------------------------------

    Section 7.1.  Events of Default.  Each of the following events
                  -----------------
constitutes an Event of Default under this Agreement:

         (a) Borrower fails to pay any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

         (b) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (c) Any Related Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 5.1(d) or Section 5.2;

         (d) Any Related Person fails (other than as referred to in subsections (a), (b) or (c) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty
    (30) days after notice of such failure is given by Agent to Borrower;

         (e) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Related Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 4.1(e) for any reason other than its release or subordination by Agent;

         (f) Any Related Person (i) fails to pay any portion, when such portion is due, of any of its Debt (excluding Contested Claims otherwise permitted by Section 5.1(m)) in excess of $100,000, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Debt is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (g) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $500,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $500,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); and

         (h)  Any Related Person:

                 (i) suffers the entry against it of a judgment, decree or order for relief by a court of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

                 (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                 (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                 (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000, unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                 (v) suffers a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside.

Upon the occurrence of an Event of Default described in subsection (h)(i),
(h)(ii) or (h)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. During the continuance of any other Event of Default, Agent shall, upon written instructions from Majority Lenders, without notice to Borrower or any other Related Person, declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Related Person who at any time ratifies or approves this Agreement. After any such acceleration (whether automatic or due to any declaration by Agent), any obligation of any Lender to make any further Advances shall be permanently terminated.

    Section 7.2.  Remedies.  If any Default shall occur and be continuing,
                  --------
each Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Lender may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Agent and Lenders under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

    Section 7.3.  Indemnity.  Borrower agrees to indemnify Agent and each
                  ---------
Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent or such Lender growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Related Person or any liabilities or duties of any Related Person, Agent or any Lender with respect to Hazardous Materials found in or released into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT OR ANY LENDER, PROVIDED ONLY THAT NEITHER AGENT NOR ANY LENDER SHALL BE ENTITLED UNDER THIS SECTION TO RECEIVE INDEMNIFICATION FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY ITS OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by Agent or any Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the terms "Agent" and "Lender" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.


ARTICLE VIII - Agent
               -----

    Section 8.1.  Appointment and Authority.  Each Lender hereby irrevocably
                  -------------------------
authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to Lenders is only that of one commercial bank acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any Lender to Agent of any Default or Event of Default, Agent shall promptly notify each Lender thereof.

    Section 8.2.  Exculpation, Agent's Reliance, Etc.  Neither Agent nor any
                  ----------------------------------
of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents;
(d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Related Person or to inspect the property (including the books and records) of any Related Person; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of the Related Persons and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

    Section 8.3.  Lenders' Credit Decisions.  Each Lender acknowledges that
                  -------------------------
it has, independently and without reliance upon Agent or any other Lender, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

    Section 8.4.  Indemnification.  Each Lender agrees to indemnify Agent
                  ---------------
(to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment). THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH

LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, PROVIDED ONLY THAT NO LENDER SHALL BE OBLIGATED UNDER THIS SECTION TO INDEMNIFY AGENT FOR THAT PORTION, IF ANY, OF ANY LIABILITIES AND COSTS WHICH IS PROXIMATELY CAUSED BY AGENT'S OWN INDIVIDUAL GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED IN A FINAL JUDGMENT. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under
Section 5.1(i) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section
1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

    Section 8.5.  Rights as Lender.  In its capacity as a Lender, Agent
                  ----------------
shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any of the Related Persons or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

    Section 8.6.  Sharing of Set-Offs and Other Payments.  Each of Agent and
                  --------------------------------------
Lender agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 2.10, causes Agent or such Lender to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 2.10, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause Agent and all Lenders to share all payments as provided for in Section 2.10, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 2.10; provided, however, that nothing herein contained shall in any way affect the right of Agent or any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

    Section 8.7.  Investments.  Whenever Agent in good faith determines that
                  -----------
it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

    Section 8.8.  Benefit of Article VIII.  The provisions of this Article
                  -----------------------
(other than the following Section 8.9) are intended solely for the benefit of Agent and Lenders, and no Related Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against Agent or any Lender. Agent and Lenders may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Related Person.

    Section 8.9.  Resignation.  Agent may resign at any time by giving
                  -----------
written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation Majority
Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof and has a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article VIII shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

    Section 8.10.  Withholding and Withholding Certificates.  Lenders agree
                   ----------------------------------------
that Agent shall deduct and withhold from payments made to Lenders such amounts as are required under applicable United States federal income tax Laws and state or local tax Laws. The amount to be deducted and withheld by Agent may be reduced or eliminated if, prior to any payment, (i) in the case of a Lender that is a non-United States Person, such Lender provides or has provided Agent with a properly completed and currently effective (a) Form 4224 or Form 1001, and (B) Form W-8 or Form W-9, and (ii) in the case of a Lender that is not a non-United States Person, such Lender provides or has provided Agent with a properly completed and currently effective Form W-9.


ARTICLE IX - Miscellaneous
             -------------

    Section 9.1.  Waivers and Amendments; Acknowledgements.
                  ----------------------------------------

         (a)  Waivers and Amendments.  No failure or delay (whether by
              ----------------------
    course of conduct or otherwise) by Agent or any Lender in exercising any right, power or remedy which Agent or such Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Agent or such Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Related Person shall in any case of itself entitle any

    Related Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by (i) if such party is Borrower, by Borrower, (ii) if such party is Agent, by Agent and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as provided in Section 9.7). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article III (provided that Agent may in its discretion withdraw any request it has made under Section 3.2(f)), (2) increase the Percentage Share of such Lender or subject such Lender to any additional obligations, (3) reduce any fees hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any fees hereunder, or principal of, or interest on, such Lender's Note, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, or (6) release Borrower from its obligation to pay such Lender's Note.

         (b)  Acknowledgements and Admissions.  Borrower hereby represents,
              -------------------------------
    warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Agent or any Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) neither Agent nor any Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby,
    (v) the relationship pursuant to the Loan Documents between Borrower, on one hand, and Agent and each Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any of Borrower, Agent and Lenders, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist Agent and each Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Agent or any Lender, or any representative thereof, and no such representation or covenant has been made, that Agent or any Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) Agent and all Lenders have relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to make their Loans.

    THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

    THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

    Section 9.2.  Survival of Agreements; Cumulative Nature.  All of the
                  -----------------------------------------
Related Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Agent and Lenders and all of Agent's and Lenders' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Related Person to Agent or any Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by the Related Persons in the Loan Documents, and the rights, powers, and privileges granted to Agent and Lenders in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Agent or any Lender of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

    Section 9.3.  Notices.  All notices, requests, consents, demands and
                  -------
other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to Lenders), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and the Related Persons at the address of Borrower specified on the signature pages hereto and to Agent and the other Lenders at their addresses specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery at the address provided herein, (b) in the case of telecopy or telex, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Request for Advance or Rate Election shall become effective until actually received by Agent.

    Section 9.4.  Joint and Several Liability; Parties in Interest.
                  ------------------------------------------------

    (a) All Obligations which are incurred by two or more Related Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that Borrower may not assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to Agent and all Lenders, such purchaser shall not be entitled to any rights of Agent or Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

    (b) Any Lender may from time to time grant participations in all or any part of the Obligations to any Person (a "Participant") on such terms and conditions as may be determined by such Lender in its sole and absolute discretion, provided that the grant of such participation shall not relieve any Lender of its obligations hereunder nor create any additional obligations of Borrower, provided further, that Borrower agrees that if any Obligations are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff under Section 6.4 in respect of its participation interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided further, that such right of setoff shall be subject to the obligations of such Participant to share with Lenders and Lenders agree to share with such Participant. Borrower also agrees that each participant shall be entitled to the benefits of Section 2.7, provided that no Participant shall be entitled to receive any greater amount pursuant to such sections than the transferor Lender would have been entitled to receive in respect of the amount of the participating interest transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to agree to any amendment, supplement, waiver or modification to this Agreement or any other Loan Document, except for actions which would require the consent of all Lenders under Section 9.1(a).

    (c) Each Lender may at any time sell to one or more financial institutions (a "Purchasing Lender") any part of its rights and obligations under the Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit

H-1, appropriately completed, executed by such Purchasing Lender, such transferor Lender and Agent; provide that such transferor Lender shall have received the prior written consent thereto of Agent and Borrower (which consent shall not be unreasonably withheld), and provided further that no Lender shall hold an interest in Loans and Notes under this Agreement which in the aggregate is less than $5,000,000. Upon (x) delivery to Agent of both an appropriately completed Assignment and Acceptance and an appropriately completed Agreement to Be Bound in the form of Exhibit H-2, (y) payment of a processing fee payable to the Agent in the amount of $5,000, and (z) payment of the amount of its participation, the Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto with the Percentage Share of the Loans set forth in the Assignment and Acceptance. Upon the consummation of any transfer pursuant to this Section 9.4(c), the transferor Lender, the Agent and Borrower shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Lender, in each case in principal amounts reflecting their respective Percentage Shares of the Loans. Prior to selling or otherwise transferring any Note, Lender shall endorse on such Note all Loans and all payments of principal and interest that have been made in respect of such Note.

    (d) Nothing contained in this Section 9.4 shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

    Section 9.5.  Governing Law; Submission to Process.  Except to the
                  ------------------------------------
extent that the Law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts and instruments made under the Laws of the State of Texas and shall be construed and enforced in accordance with and governed by the Laws of the State of Texas and the Laws of the United States of America, without regard to principles of conflicts of law. Chapter 15 of Texas Revised Civil Statutes Annotated Article 5069 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) does not apply to this Agreement or to the Notes. The obligations of Borrower for payments of all amounts due under this Agreement and the Loan

Documents are performable in Los Angeles County, California, and all other obligations of Borrower under this Agreement and the Loan Documents are performable in Dallas County, Texas. Borrower hereby irrevocably submits itself to the jurisdiction of the state and federal courts sitting in the State of Texas and agrees and consents that service of process may be made upon it in any legal proceeding relating to the Loan Documents or the Obligations by any means allowed under Texas or federal law. Any legal proceeding arising out of or in any way related to any of the Loan Documents shall be brought and litigated exclusively in the United States District Court for the Northern District of Texas, Dallas Division, to the extent it has subject matter jurisdiction, and otherwise in the Texas District Courts sitting in Dallas County, Texas. The parties hereto hereby waive and agree not to assert, by way of motion, as a defense or otherwise, that any such proceeding is brought in an inconvenient forum or that the venue thereof is improper. In furtherance thereof, Borrower and Lenders each hereby acknowledge and agree that it was not inconvenient for them to negotiate and receive funding of the transactions contemplated by this Agreement in such county and that it will be neither inconvenient nor unfair to litigate or otherwise resolve any disputes or claims in a court sitting in such county.

    Section 9.6.  Limitation on Interest.  Agent, Lenders, the Related
                  ----------------------
Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury Law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Agent and Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Agent or any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable Law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Agent's or such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable Law, Agent, Lenders and the Related Persons (and any other payors thereof) shall to the greatest extent permitted under applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable Law in order to lawfully charge the maximum amount of interest permitted under applicable Law. In the event applicable Law provides for an interest ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used when appropriate in determining the Highest Lawful Rate. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

    Section 9.7.  Termination; Limited Survival.  In its sole and absolute
                  -----------------------------
discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Related Person in any Loan Document, any Obligations under Sections
2.15 through 2.19, and any obligations which any Person may have to indemnify or compensate Agent or any Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

    Section 9.8.  Severability.  If any term or provision of any Loan
                  ------------
Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

    Section 9.9.  Counterparts.  This Agreement may be separately executed
                  ------------
in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

    SECTION 9.10.  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.  EACH OF
                   --------------------------------------------
BORROWER, AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (a) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. BORROWER HEREBY REPRESENTS AND ACKNOWLEDGES THAT IT IS A "BUSINESS CONSUMER" FOR THE PURPOSES OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, THAT IT HAS ASSETS OF $5,000,000 OR MORE ACCORDING TO ITS MOST RECENT FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, THAT IT HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF CREDIT TRANSACTIONS GENERALLY AND OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS IN PARTICULAR, AND THAT IT IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING

POSITION WITH RESPECT TO THE PARTIES TO AND THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS; BORROWER HEREBY WAIVES THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT (OTHER THAN SECTION 17.555 THEREOF), AS FROM TIME TO TIME AMENDED.

    Section 9.11.  Restatement of Original Agreement; Letters of Credit.
                   ----------------------------------------------------

    (a) This Agreement restates and amends the Original Agreement in its entirety, effective as of the date hereof, and all of the terms and provisions hereof shall supersede the terms thereof.

    (b) All Letters of Credit outstanding under the Original Agreement on the date hereof, shall be deemed to be Letters of Credit outstanding under this Agreement for all purposes including, but not limited to, Section 2A.4(c) and fees payable under Section 2.7(b) which shall be allocated accordingly with respect to all letters of credit outstanding under the Original Agreement on the date hereof for which fees have occurred but have not yet been paid, such fees shall continue to accrue in accordance with the terms herein and shall be paid as provided in Section 2.7(b).

    IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                    TIDE WEST OIL COMPANY
                                    Borrower


                                    By: /s/ Philip B. Smith
                                       -----------------------------------------
                                       Philip B. Smith
                                       President

                                    Address:

                                    6666 S. Sheridan
                                    Suite 250
                                    Tulsa, Oklahoma  74133
                                    Attention: Philip B. Smith

                                    Telephone: (918) 488-8962
                                    Telecopy:  (918) 481-0992


                                    UNION BANK
                                    Agent and Lender
Percentage
  Share
----------
  37.5%                             By: /s/ Michael E. Tregoning
                                       -----------------------------------------
                                       Michael E. Tregoning
                                       Senior Vice President



                                    By: /s/ Tony R. Weber
                                       -----------------------------------------
                                       Tony R. Weber
                                       Vice President

                                    Address:

                                    Energy Capital Services
                                    500 North Akard
                                    4200 Lincoln Plaza
                                    Dallas, Texas  75201
                                    Attention:  Tony Weber

                                    Telephone: (214) 922-4200
                                    Telecopy:  (214) 922-4209

                                    DEN NORSKE BANK AS,
                                    Lender
25%


                                    By:        //s//
                                       -----------------------------------------
                                       Name:  Nelvin Farstad
                                       Title: Senior Vice President


                                    By:       //s//
                                       -----------------------------------------
                                       Name:  Fran Meyers
                                       Title: Vice President

                                    Address:

                                    600 Fifth Avenue, 16th Floor
                                    New York, New York  10020
                                    Attention:  Customer Service Dept.

                                    Telephone:  (212) 315-6500
                                    Telecopy:   (212) 956-3161


                                    With a copy to:

                                    3 Allen Center
                                    333 Clay, Suite 4890
                                    Houston, Texas  77002
                                    Attention:  Charles E. Hall

                                    Telephone:  (713) 757-0083
                                    Telecopy:   (713) 757-1167


                                    COLORADO NATIONAL BANK,
                                    Lender
25%


                                    By:       //s//
                                       -----------------------------------------
                                       Kathryn A. Gaiter
                                       Vice President

                                    Address:

                                    3rd Floor, Tower Building
                                    950 Seventeenth Street

                                     P. O. Box 5168 T.A.
                                     Denver, Colorado  80217
                                     Attention: Kathryn A. Gaiter

                                     Telephone: (303) 585-4210
                                     Telecopy:  (303) 585-4362


                                     TEXAS COMMERCE BANK, NATIONAL
                                     ASSOCIATION,
                                     Lender
12.5%


                                     By: /s/ Tim E. Perry
                                        ----------------------------------------
                                        Tim E. Perry
                                        Senior Vice President

                                     Address:

                                     2200 Ross Avenue, 3rd Floor
                                     Dallas, Texas  75201
                                     Attention: Debbie Sowards

                                     Telephone: (214) 922-2671
                                     Telecopy:  (214) 922-2389

PROMISSORY NOTE                       EXHIBIT B


$10,000,000                    Dallas, Texas                  June 15, 1995

  FOR VALUE RECEIVED, the undersigned, TIDE WEST OIL COMPANY, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of TEXAS COMMERCE BANK, NATIONAL ASSOCIATION (herein called "Lender"), the principal sum of Ten Million Dollars ($10,000,000), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, 445 South Figueroa Street, Los Angeles, California 90071 or at such other place within Los Angeles County, California, as from time to time may be designated by the holder of this Note.

  This Note (a) is issued and delivered under that certain Second Amended and Restated Credit Agreement of even date herewith among Borrower, Union Bank, as Agent, and the lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

  This Note is executed in renewal, increase and extension of, and in substitution for (but not in extinguishment or novation of) that certain Fifth Renewal Revolving Note dated March 10, 1994 made by Borrower payable to the order of Lender in the stated principal amount of $_____________.

  For the purposes of this Note, the following terms have the meanings assigned to them below:

             "Base Rate Payment Date" means (i) the last day of each calendar month, beginning June 30, 1995, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

             "Fixed Rate Payment Date" means, with respect to any Fixed
  Rate Portion:  (i) the day on which the related Interest Period ends, and
  (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Fixed Rate Portion and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Fixed Rate Portion shall be deferred from one Fixed Rate Payment Date to another day, such other day shall also be a Fixed Rate Payment Date.

  The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on October 31, 1996, or such other date as set forth in the Credit Agreement.

  The Base Rate Portion of the Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day. On each Base Rate Payment Date Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion to but not including such Base Rate Payment Date. Each Fixed Rate Portion of the Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Fixed Rate in effect on such day. On each Fixed Rate Payment Date relating to such Fixed Rate Portion Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Fixed Rate Portion to but not including such Fixed Rate Payment Date. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Late Payment Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Fixed Rate, and Late Payment Rate), this Note shall bear interest at the

Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

  Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

  If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

  Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

  THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE
  ------------------------------------------------------------------
GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT
---------------------------------------------------

REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE
----------------------------------------------------------------------------
GOVERNED BY APPLICABLE FEDERAL LAW.
----------------------------------

                                    TIDE WEST OIL COMPANY


                                    By:
                                       -----------------------------------------
                                       Philip B. Smith
                                       President